UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           July 8, 2008
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition
     Please see the disclosure under the caption “Information Concerning Loan Loss Provision and Net Loan Charge-Offs” in Item 8.01 – Other Events of this Current Report on Form 8-K, regarding the loan loss provision and net loan charge-off information for the quarter and six months ended June 30, 2008 reported by Park National Corporation (“Park”) in a news release issued on July 8, 2008.
Item 8.01 – Other Events
Information Concerning Loan Loss Provision and Net Loan Charge-Offs
     On July 8, 2008, Park issued a news release (the “News Release”) in which Park updated information about its loan loss provision and net loan charge-offs for the quarter and six months ended June 30, 2008. For the six months ended June 30, 2008, net loan charge-offs were $23.0 million, or an annualized 1.08 percent of average loans; while the provision for loan losses was $22.0 million. For the second quarter of 2008, net loan charge-offs were $14.4 million, or an annualized 1.34 percent of average loans; while the provision for loan losses was $14.6 million.
     A copy of the News Release is included as Exhibit 99.1 and is incorporated herein by reference.
Declaration of Cash Dividend
     As reported in the News Release, on July 8, 2008, the Park Board of Directors declared a $0.94 per share regular quarterly cash dividend in respect of Park’s common shares. The dividend is payable on September 10, 2008 to shareholders of record as of the close of business on August 26, 2008. A copy of the News Release is included as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 8, 2008.
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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: July 8, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 8, 2008
Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 8, 2008

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